                                                                       EXHIBIT 9
                         GRAPHIC INDUSTRIES, INC. LOGO

                            GRAPHIC INDUSTRIES, INC.

October 3, 1997

TO HOLDERS OF CLASS B COMMON STOCK:

     I am pleased to inform you that Graphic Industries, Inc., a Georgia corporation ("Graphic"), has entered into a merger agreement with Wallace Computer Services, Inc., a Delaware corporation ("Wallace"), pursuant to which Wallace has agreed to acquire Graphic. Under the terms of the merger agreement, Greenwich Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Wallace, today commenced a tender offer for all the outstanding shares of the Common Stock of Graphic at $18.50 per share net to the seller in cash. The shares of Common Stock of Graphic not acquired in the tender offer will be converted into the right to receive $18.50 per share in cash pursuant to a merger of the subsidiary of Wallace and Graphic (subject to appraisal rights). Holders of Class B Common Stock of Graphic (the "Class B Shares") may convert the Class B Shares into Common Stock on a one-for-one basis. Holders of Class B Shares will be required to convert such Class B Shares to Common Stock in order to tender such shares in the tender offer.

     Your Board of Directors has unanimously approved the tender offer, the merger agreement and the merger and determined that the tender offer and the merger, considered as a whole, are fair to and in the best interests of the stockholders of Graphic. Accordingly, your Board of Directors recommends that all of the stockholders of Graphic accept the tender offer and tender all of their shares.

     In arriving at its decision, the Board of Directors considered a number of factors, including the opinion of Interstate/Johnson Lane Corporation, Graphic's financial advisor, that the consideration to be received by the stockholders in the tender offer and the merger is fair to the stockholders from a financial point of view.

     Accompanying this letter is a copy of Graphic's Solicitation/Recommendation Statement on Schedule 14D-9, which contains information regarding the factors considered by the Board of Directors in its deliberations, a copy of the opinion of Interstate/Johnson Lane Corporation and certain other information regarding the tender offer and the merger, and a copy of an Information Statement pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended. In addition, enclosed is the Offer to Purchase dated October 3, 1997, of the subsidiary of Wallace together with related materials, including the Conversion and Tender Request referred to below. I urge you to read the enclosed materials carefully before making a decision with respect to tendering your shares in the tender offer.

     As a holder of Class B Shares, you may wish to convert such shares into shares of Common Stock in order to tender shares in the tender offer. Accompanying this letter is a Conversion and Tender Request to be used in connection with the conversion of Class B Shares and the tender of the shares of Common Stock received upon such conversion.

     I personally, along with the Board of Directors, management and associates of Graphic, wish to thank you for your loyal support through the years.

                                          Sincerely,

                                          MARK C. POPE III
                                          Mark C. Pope III
                                          Chairman, President and Chief
                                          Executive Officer

                         CONVERSION AND TENDER REQUEST

THIS CONVERSION AND TENDER REQUEST AND ALL REQUIRED SHARE CERTIFICATES AND DOCUMENTS MUST BE RECEIVED BY SUNTRUST BANK, ATLANTA, AS DEPOSITARY, ON OR BEFORE OCTOBER 31, 1997 (UNLESS EXTENDED) (THE "EXPIRATION DATE").
                       The address of the Depositary is:
                             SUNTRUST BANK, ATLANTA

           By Overnight Courier:                                              By Mail:
--------------------------------------------                --------------------------------------------
           SunTrust Bank, Atlanta
             58 Edgewood Avenue                                        SunTrust Bank, Atlanta
                  Room 225                                                 P.O. Box 4625
           Atlanta, Georgia 30303                                      Atlanta, Georgia 30302

                            Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (404) 332-3875

                          For Information, please call
                                 1-800-568-3476
                            ------------------------

TO:  GRAPHIC INDUSTRIES, INC. (the "Company")
     SUNTRUST BANK, ATLANTA (the "Depositary")

     The undersigned holder of the Class B Common Stock, par value $.10 per share, of the Company described below ("Class B Shares") hereby (i) requests conversion of such Class B Shares pursuant to the Amended and Restated Articles of Incorporation of the Company into an equal number of shares of Common Stock, par value $.10 per share ("Common Shares"), of the Company, and (ii) tenders the Common Shares received upon such conversion pursuant to the Offer (as defined below), in each case on the terms and conditions set forth below:

          1. The undersigned hereby requests conversion of the Class B Shares described below, and requests that such conversion be effected on the date (the "Conversion Date") Greenwich Acquisition Corp., a Georgia corporation (the "Offeror") and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation, first accepts for payment Common Shares pursuant to the Offeror's offer to purchase all of the outstanding Common Shares at a purchase price of $18.50 per Common Share, net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), and contemporaneously therewith, provided, however, that if the Conversion Date does not occur prior to 12:00 midnight (New York time) on January 31, 1998, such Class B Shares shall be returned to the undersigned. The undersigned may withdraw this Conversion and Tender Request prior to the purchase of the Common Shares by contacting the Company c/o SunTrust Bank, Atlanta.

          2. The undersigned hereby tenders to the Offeror pursuant to the Offer all Common Shares received upon the conversion of the Class B Shares tendered hereby. The undersigned is entitled to the withdrawal rights described in the Offer to Purchase.

          3. Subject to and effective upon conversion of the Class B Shares tendered hereby, the undersigned hereby appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Common Shares received upon such conversion so that such Common Shares may be tendered under the Offer. Such power of attorney is coupled with an interest and is irrevocable.

          4. Subject to and effective upon acceptance for payment of and payment for the Common Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all the Common Shares that are being tendered hereby (and any and all other Common Shares or other securities issued or issuable in respect thereof) and appoints the

     Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Common Shares (and all such other Common Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Common Shares (and all such other Common Shares or securities), or transfer ownership of such Common Shares (and all such other Common Shares or securities) on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (b) present such Common Shares (and all such other Common Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares (and all such other Common Shares or securities), all in accordance with the terms of the Offer.

          5. The undersigned hereby irrevocably appoints each designee of the Offeror as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole judgment deem proper, with respect to all of the Common Shares tendered hereby which have been accepted for payment by the Offeror prior to the time of any vote or other action (and any and all other Common Shares or other securities or rights issued or issuable in respect of such Common Shares) at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), any actions by written consent in lieu of any such meeting or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Common Shares by the Offeror in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Common Shares (and all such other Common Shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective).

          6. The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to request the conversion of the Class B Shares tendered hereby and to tender, sell, assign and transfer the Common Shares received upon such conversion and tendered hereby (and any and all other Common Shares or other securities or rights issued or issuable in respect of such Common Shares), (ii) the Class B Shares tendered hereby for conversion are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim and (iii) when the Common Shares received upon conversion and tendered hereby are accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary, the Company or the Offeror to be necessary or desirable to complete the conversion of the Class B Shares and the sale, assignment and transfer of the Common Shares tendered hereby (and all such other Common Shares or other securities or rights).

          7. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, the tender of the Common Shares is irrevocable.

     The undersigned understands that tenders of the Class B Shares for conversion and of the Common Shares received upon conversion of the Class B Shares, pursuant to any one of the procedures described in this Conversion and Tender Request and in the instructions hereto will constitute an agreement between the undersigned and the Company with respect to the conversion of the Class B Shares and between the undersigned and the Offeror with respect to the tender of the Common Shares upon the terms and subject to the conditions of the Offer.

     Please issue the check for the purchase price of the Common Shares purchased, and return any Class B Shares which are not converted, in the name(s) of the undersigned. Please mail the check for the purchase price of any Common Shares purchased and return any certificates for Class B Shares not converted (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s).

--------------------------------------------------------------------------------------------------------------
                           DESCRIPTION OF CLASS B SHARES REQUESTED TO BE CONVERTED*
--------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                        SHARES REQUESTED TO BE CONVERTED
       (PLEASE FILL IN, IF BLANK)                                   (ATTACH ADDITIONAL LIST, IF NECESSARY)
--------------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF        NUMBER OF
                                                                 SHARE            SHARES           SHARES
                                                              CERTIFICATE     REPRESENTED BY  REQUESTED TO BE
                                                               NUMBER(S)      CERTIFICATE(S)    CONVERTED**
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                            TOTAL SHARES
--------------------------------------------------------------------------------------------------------------
 *   All Common Shares issued upon conversion pursuant to this Conversion and Tender Request will be tendered pursuant to the Offer.
 **  Unless otherwise indicated, it will be assumed that all Class B Shares represented by any certificates delivered to the Company c/o the Depositary are being requested to be converted. See Instruction 4.
--------------------------------------------------------------------------------------------------------------

                                   SIGN HERE
                      (Complete Substitute Form W-9 below)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Signature(s) of Owner(s)

--------------------------------------------------------------------------------

Name(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity (full title)
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              (Include Zip Code)

--------------------------------------------------------------------------------

Area Code and Telephone Number
---------------------------------------------------------------------------

Taxpayer Identification or Social Security Number
-----------------------------------------------------------
                                               (See Substitute Form W-9)

Dated:
-------------------------------------------------------------------------------,
1997

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

                           GUARANTEE OF SIGNATURE(S)
                           (SEE INSTRUCTIONS 1 AND 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE
BELOW.

Authorized signature(s)
--------------------------------------------------------------------------------

Name
--------------------------------------------------------------------------------

Name of Firm
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              (Include Zip Code)

Area Code and Telephone Number
---------------------------------------------------------------------------

Dated:
-------------------------------------------------------------------------------,
1997
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                          PAYOR'S NAME: SUNTRUST BANK ATLANTA
------------------------------------------------------------------------------------------------------------------------
  SUBSTITUTE                   PART I--PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT
  FORMW-9                      AND CERTIFY BY SIGNING AND DATING BELOW.                               TIN:
                                                                                             Social Security Number
                                                                                                   or Employer
                                                                                              Identification Number
                               -----------------------------------------------------------------------------------------

  Department of the            PART II--For Payees exempt from backup withholding, see the enclosed Guidelines for
  Treasury, Internal           Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as
  Revenue Service              instructed therein.

  PAYOR'S REQUEST FOR          -----------------------------------------------------------------------------------------
  TAXPAYER IDENTIFICATION      Certification--Under penalties of perjury, I certify that:
  NUMBER ("TIN") AND
  CERTIFICATION                (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

                               (2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service
                                   ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividend, or (c) the IRS has notified me that I am no longer subject to backup withholding.
                               -----------------------------------------------------------------------------------------
                               SIGNATURE _______________________________________________    DATE: _____________________
------------------------------------------------------------------------------------------------------------------------

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

--------------------------------------------------------------------------------------------------
                      CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
 I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social
 Security Administration Officer or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments pursuant to the Offer made to me thereafter will be withheld until I provide a number.
 Signature: ________________________________________________        Date: _______________________
--------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS

               FORMING PART OF THE CONVERSION AND TENDER REQUEST

     1. Guarantee of Signatures. Except as otherwise provided below, signatures on a Conversion and Tender Request (the "Request") must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), unless the Class B Shares tendered thereby are tendered (i) by a registered holder of the Class B Shares or (ii) for the account of an Eligible Institution. See Instruction 5. If the certificates are registered in the name of a person or persons other than the signer of this Request, then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

     2. Delivery of Request and Class B Shares. Certificates for all Class B Shares, as well as a properly completed and duly executed Request (or a manually signed facsimile thereof), and any other documents required by this Request, must be received by the Depositary at one of its addresses set forth on the front page of this Request by the Expiration Date.

     THE METHOD OF DELIVERY OF CLASS B SHARES, THE REQUEST AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted. By executing this Request (or a manually signed facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Common Shares.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Class B Shares should be listed on a separate schedule attached hereto.

     4. Partial Tenders. If fewer than all the Class B Shares represented by any certificate delivered to the Depositary are to be converted, fill in the number of Class B Shares which are to be converted in the box entitled "Number of Shares Requested to be Converted." In such case, a new certificate for the remainder of the Class B Shares represented by the old certificate will be sent to the person(s) signing this Request as promptly as practicable following the expiration or termination of the Offer. All Class B Shares represented by certificates delivered to the Depositary will be deemed to have been tendered for conversion unless otherwise indicated.

     5. Signatures on Request; Stock Powers and Endorsements. If this Request is signed by the registered holder(s) of the Class B Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

     If any of the Class B Shares tendered hereby are held of record by two or more persons, all such persons must sign this Request.

     If any of the Class B Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Requests as there are different registrations of certificates.

     If this Request is signed by the registered holder(s) of the Class B Shares tendered hereby, no endorsements of certificates or separate stock powers are required.

     If this Request is signed by a person other than the registered holder(s) of the Class B Shares tendered hereby, the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Class B Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this Request or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Offeror of the authority of such person so to act must be submitted.

     6. Stock Transfer Taxes. The Offeror will pay any stock transfer taxes with respect to the sale and transfer of any Common Shares to it or its order pursuant to the Offer.

     It will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Request.

     7. Substitute Form W-9. The tendering stockholder is required to provide the Depositary with such stockholder's correct TIN on Substitute Form W-9, which is provided herewith, unless an exemption applies. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty and to 31% federal income tax backup withholding on the payment of the purchase price for the Common Shares.

     8. Foreign Holders. Foreign holders must submit a completed IRS Form W-8 to avoid 31% backup withholding. IRS Form W-8 may be obtained by contacting the Depositary at one of the addresses on the face of this Request.

     9. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Request may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

     10. Waiver of Conditions. The conditions of the Offer may be waived by the Offeror (subject to certain limitations in the Merger Agreement), in whole or in part, at any time or from time to time, in the Offeror's sole discretion.

     IMPORTANT: THIS REQUEST OR A MANUALLY SIGNED FACSIMILE COPY HEREOF (TOGETHER WITH THE CLASS B SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, a stockholder whose tendered Common Shares are accepted for payment is required to provide the Depositary with such stockholder's correct TIN on the Substitute Form W-9. If such stockholder is an individual, the TIN is such stockholder's Social Security Number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Common Shares purchased pursuant to the Offer may be subject to backup withholding.

     Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Depositary. All exempt recipients (including foreign persons wishing to qualify as exempt recipients) should see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding on payments that are made to a stockholder with respect to Common Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder's correct TIN by completing the form certifying that the TIN provided on the Substitute Form W-9 is correct.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The stockholder is required to give the Depositary the Social Security Number or Employer Identification Number of the record owner of the Common Shares to be received upon conversion of the Class B Shares. If the Common Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                    The Information Agent for the Offer is:

                               MORROW & CO., INC.
                                 909 3rd Avenue
                                   20th Floor
                            New York, New York 10022
                                 (212) 754-8000
                           Toll Free: (800) 566-9061

             Banks and Brokerage Firms, please call: (800) 662-5200

                      The Dealer Manager for the Offer is:

                               SMITH BARNEY INC.
                              388 Greenwich Street
                            New York, New York 10013
                                 (212) 816-2592